REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Shareholders
BNY Hamilton Funds, Inc.
Columbus, Ohio


 In planning and performing our audits of the financial statements of Global Real Estate Securities Fund, International Equity Fund, Large Cap Equity Fund, Large Cap Growth Fund, Large Cap Value Fund, Multi-Cap Equity Fund, Small Cap Core Equity Fund, Small Cap Growth Fund, S&P 500 Index Fund, High Yield Fund, Intermediate Government Fund, Core Bond Fund, Intermediate
 New York Tax-Exempt Fund, Intermediate Tax-Exempt Fund,
 U.S. Bond Market Fund, Enhanced Income Fund, Municipal
 Enhanced Yield Fund, Money Fund, New York Tax-Exempt
 Money Fund, Treasury Money Fund, U.S. Government Money Fund,
 and 100% U.S. Treasury Securities Money Fund, each a series of BNY Hamilton Funds, Inc. (the Funds), as of and for
 the year ended December 31, 2007, in accordance with
 the standards of the Public Company Accounting Oversight
 Board (United States), we considered their internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial
 reporting.   Accordingly, we express no such opinion.

 The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting
..   In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
 related costs of controls.   A companys internal control over
 financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
 A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

 Because of inherent limitations, internal control over financial
 reporting may not prevent or detect misstatements.   Also,
 projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.









 A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements
 on a timely basis.   A material weakness is a deficiency, or
 combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

 Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
 Board (United States).   However, we noted no deficiencies in
 the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses, as defined above, as of December 31, 2007.

 This report is intended solely for the information and use of management, the Board of Trustees of the BNY Hamilton Funds, Inc. and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2008




















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